Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 18, 2016 relating to the audited consolidated financial statements for the year ending June 30, 2015 and 2014 of Life Clips, Inc. and Subsidiary.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ L&L CPAS, PA

L&L CPAS, PA

August 15, 2016